U.S. SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C.  20549



                         FORM 8 - K



      CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
             THE SECURITIES EXCHANGE ACT OF 1934


 Date of Report (Date of earliest event reported):  July 3,
                            1996



                   BSD MEDICAL CORPORATION


               Commission file number 0-10783


           DELAWARE                     75-1590407
   (State of Incorporation)(IRS Employer Identification Number)



     2188 West 2200 South
     Salt Lake City, Utah                 84119
(Address of principal executive offices)(Zip Code)



Registrant's  telephone number, including area  code:   (801)
972-5555

                 CURRENT EVENTS ON FORM 8-K


ITEM 5.  OTHER EVENTS

   BSD Medical Corporation ("Registrant") recently notified Urologix, Inc. that Urologix was in breach of the parties' license agreement because of unauthorized disclosures of its terms and that the agreement was terminated. Urologix disputed the basis for Registrant's action and, on July 30, 1996, filed suit against Registrant in a federal district court in Minneapolis, Minnesota, requesting the court to find Urologix was not in breach of the license agreement and seeking injunctive and other relief against Registrant.

  Registrant has only recently received copies of all of the papers in the aforementioned suit and is continuing to study the matter. However, Registrant continues to believe Urologix is in material violation of the license agreement. Registrant intends to vigorously defend its position in the lawsuit brought by Urologix and to seek affirmative relief against Urologix, including a declaration that the license agreement is no longer in effect.

   In an unrelated matter, Registrant has recently entered into a license agreement with EDAP Technomed, Inc. for a license of certain rights to technology to that company. As a result of this transaction, Registrant will receive a cash license fee in the amount of $1,500,000, as well as the right to receive royalties on the sale of certain products. BSD Medical Corporation, Urologix, and EDAP Technomed manufacture and supply equipment to treat Benign Prostate Disease (BPH) with microwave energy.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits:

   The  following exhibit (numbered in accordance with  Item
601 of Regulation S-B) is filed as part of this report.



Exhibit Number          Description
- --------------		-------------

 10    			License  Agreement  between BSD  Medical  Corporation
                     	and EDAP Technomed, Inc.

SIGNATURE

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                              BSD MEDICAL CORPORATION


Date:  August 7, 1996           By:     /s/  Paul F. Turner
                                Paul F. Turner
                                Chairman of the Board, Acting
                                President,  and  Senior  Vice
                                President of Research